Exhibit 107
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
Kymera Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.0001 par value (1)	457(r)	(2)	(3)	—	—	—

	Equity	Preferred Stock, $0.0001 par value (4)	457(r)	(5)	(6)	—	—	—

	Debt	Debt Securities (7)	457(r)	(8)	(9)	—	—	—

	Other	Warrants (10)	457(r)	(11)	(12)	—	—	—

	Other	Units (13)	457(r)	(14)	(15)	—	—	—

	Equity	Common Stock, $0.0001 par value	457(o)	$300,000,000.00	—	$300,000,000.00	0.0001531	$45,930.00 (16)

	Total Offering Amounts					$300,000,000.00		$45,930.00

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$18,540.92 (17)

	Net Fee Due							$27,389.08

(1)
Including such indeterminate amount of common stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(2)
The amount to be registered consists of an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of debt securities, common stock, preferred stock or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, exchange or conversion of other securities.

(3)
The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security.

(4)
Including such indeterminate amount of preferred stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(5)	See Note 2.
(6)	See Note 3.
(7)	Including such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices or upon exercise of warrants registered hereby, as the case may be.

Table of Contents
(8)	See Note 2.
(9)	See Note 3.
(10)
Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of common stock, preferred stock, debt securities, or units registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(11)	See Note 2.
(12)	See Note 3.
(13)
Each unit will be issued under a unit agreement and will represent an interest in two or more securities registered pursuant to this registration statement, which may or may not be separable from one another. Because the units will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(14)	See Note 2.
(15)	See Note 3.
(16)
In accordance with Rules 456(b) and 457(r) under the Securities Act, except with respect to the $45,930.00 to be paid in connection with the primary offering of common stock described in the table, which is being paid with the filing of this registration statement, the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a
“pay-as-you-go”
basis.

(17)
Pursuant to Rule 457(p) under the Securities Act, the registrant hereby applies $18,540.92 of the registration fee previously paid in connection with the 2021 ATM Prospectus (as defined below) to offset the registration fees that are payable in connection with the registration of securities on this registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Kymera Therapeutics, Inc.	S-3	333-259955	October 1, 2021		$18,540.92	Equity	Common Stock	(1)	$200,009,936.30

Fee Offset Sources	Kymera Therapeutics, Inc.	S-3	333-259955		October 1, 2021						$18,540.92

(1)
On October 1, 2021, the registrant filed a registration statement on Form
S-3
(File
No. 333-254236)
(the “Prior Registration Statement”), including a prospectus in connection with its 2021
“at-the-market”
offering program (the “2021 ATM Prospectus”). The registrant paid a filing fee in the amount of $23,175.00 to register shares of its common stock with a maximum aggregate offering price of $250,000,000, which fee was calculated pursuant to Rule 457(o) under the Securities Act. As of the termination of the offering made pursuant to the 2021 ATM Prospectus, which occurred on October 1, 2024 when the Prior Registration Statement expired, $200,009,936.30 of shares of the registrant’s common stock remained unsold. Pursuant to Rule 457(p) under the Securities Act, filing fees in the amount of $18,540.92 relating to the unsold securities are being carried forward.

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